UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 13, 2021

REPUBLIC BANCORP, INC.

(Exact name of registrant as specified in its charter)

Kentucky	0-24649	61-0862051
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 West Market Street, Louisville, Kentucky	40202
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (502) 584-3600

NOT APPLICABLE
(Former Name or former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common	RBCAA	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement

Sale of Tax Refund Solutions Business Segment

On May 13, 2021, Republic Bank & Trust Company (the “Bank”), a subsidiary of Republic Bancorp, Inc. (“Republic” or the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Green Dot Corporation (“Green Dot”) pursuant to which, upon the terms and subject to the conditions set forth therein, Green Dot will purchase substantially all of the assets and operations of the Bank’s Tax Refund Solutions (“TRS”) business (the “Sale Transaction”).

Upon the terms and subject to the conditions set forth therein, the Purchase Agreement provides that, in consideration for the purchase of TRS, Green Dot will pay the Bank a purchase price of: (i) $165 million in cash and (ii) a payment equal to a 95% participation interest, at par, for certain loans to TRS business partners owned by the Bank on the closing date. In addition, the Bank expects to provide transition services to Green Dot for the purchased TRS business following the closing and during the 2022 calendar year, including but not limited to continuing to issue certain loans to TRS business partners during the transitional period. The Sale Transaction is anticipated to be completed in the fourth quarter of 2021, subject to customary closing conditions including receipt of regulatory approval.

The Purchase Agreement contains customary representations and warranties from both the Bank and Green Dot, and each party has agreed to customary covenants, including, among others, covenants applicable to the Bank relating to the conduct of the TRS business during the interim period between the execution of the Purchase Agreement and the closing.

The completion of the Sale Transaction is subject to customary conditions, including (1) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the expiration of any timing agreement between the parties and any governmental authority, and (2) the absence of any order, injunction, decree or other legal restraint preventing the completion of the Sale Transaction or any of the other transactions contemplated by the Purchase Agreement or making the completion of the Sale Transaction or any of the other transactions contemplated by the Purchase Agreement illegal.

Each party’s obligation to complete the Sale Transaction is also subject to certain additional customary conditions, including (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party and (ii) performance in all material respects by the other party of its obligations under the Purchase Agreement.

The Purchase Agreement may be terminated by mutual consent of the parties. In addition, the Purchase Agreement may be terminated by either party if the closing has not occurred by November 15, 2021. Green Dot will be required to pay the Bank a termination fee equal to $5 million if the Purchase Agreement is terminated in certain circumstances.

The Purchase Agreement provides that, for a period of four years following the closing date, the Bank and its affiliates are subject to customary non-competition and non-solicitation covenants. In addition, the Bank’s current Chief Executive Officer and President of the Republic Processing Group will be subject to similar restrictive covenants for a period of four years following the closing date.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The representations, warranties and covenants of each party set forth in the Purchase Agreement have been made only for the purposes of, and were and are solely for the benefit of the parties to, the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (1) generally will not survive consummation of the transaction, and (2) were made only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any factual information regarding Republic or Green Dot, their respective affiliates or their respective businesses. The Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Republic, Green Dot, their respective affiliates or their respective businesses, the Purchase Agreement and the transaction that will be contained in, or incorporated by reference into, the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other filings that each of Republic and Green Dot make with the Securities and Exchange Commission (the “SEC”).

 Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

e
(e)	Adoption of TRS Transaction Bonus Program.

As disclosed elsewhere in this filing, on May 13, 2021, the Bank and Green Dot entered into the Purchase Agreement pursuant to which, upon the terms and subject to the conditions set forth therein, Green Dot will purchase substantially all of the assets and operations of the Bank’s TRS business.  On May 19, 2021, Republic’s Compensation Committee and Board of Directors approved a TRS Transaction Bonus Program (the “Bonus Program”) for associates, including two named executive officers, Kevin D. Sipes and William R. Nelson.  The Bonus Program’s payout to these executive officers is structured with two payments: (1) the first bonus payment for one half of the aggregate bonus potential is triggered by the closing date of the Sale Transaction and (2) the second bonus payment for one half of the bonus potential will be made one (1) year from the closing date of the Sales Transaction, if the executive officer remains employed by the Bank at that time.  The Bonus Program provides Mr. Sipes with an aggregate bonus potential of $250,000 and Mr. Nelson an aggregate bonus potential of $600,000.  A form of the TRS Transaction Bonus Program agreements for Mr. Sipes and Mr. Nelson is attached hereto as Exhibit 10.1.

The foregoing description of the Bonus Program does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the TRS Transaction Bonus Program agreement for Mr. Sipes and Mr. Nelson, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit No.Description

2.1	Asset Purchase Agreement dated as of May 13, 2021, between Republic Bank & Trust Company and Green Dot Corporation.*
10.1	Form of Agreement for TRS Transaction Bonus Program
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

*Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Republic Bancorp, Inc.
(Registrant)

Date: May 19, 2021	By:	/s/ Kevin Sipes
Executive Vice President, Chief Financial Officer & Chief Accounting Officer